EXHIBIT 10.1

Execution Version
[***] indicates information that has been excluded from this Exhibit 10.1 because such information is both 1) not material and 2) the type of information that the Registrant customarily treats as private and confidential.

Commitment Agreement

June 17, 2021 (the “Commitment Agreement Date”)

Athene Annuity and Life Company (“AAIA”), Athene Annuity & Life Assurance Company of New York (“AANY” and together with AAIA, the “Insurers” and each, an “Insurer”), Sonoco Products Company (“Company”), acting solely in its settlor capacity as plan sponsor of the Sonoco Products Pension Plan for Inactive Participants (the “Plan”) and exclusively for the limited purposes described herein, Sonoco Investment Council of the Sonoco Products Pension Plan for Inactive Participants (“Council”), acting solely for the limited purposes described herein, and State Street Global Advisors Trust Company (“Independent Fiduciary”), acting on behalf of the Plan and solely in its capacity as the independent fiduciary of the Plan, hereby agree that (a) AAIA shall provide a nonparticipating single premium group annuity contract (the “AAIA Contract”) supported by its commingled separate account and its general account and (b) AANY shall provide a nonparticipating single premium group annuity contract (the “AANY Contract” and together with the AAIA Contract, the “Contracts” and each, a “Contract”) supported by its commingled separate account and its general account, each in connection with the settlement of liabilities associated with the benefits arising under the Plan, subject to the terms and conditions of this Commitment Agreement (this “Commitment Agreement”). Capitalized terms not defined in paragraphs 1-12 of or the Schedules to this Commitment Agreement are defined in paragraph 13. By signing this Commitment Agreement, Insurers, Company (exclusively for the limited purposes described herein), Council (solely for the limited purposes described herein) and Independent Fiduciary agree as follows:

1.Closing. The delivery of the Closing Date Transfers described in paragraph 3 to Insurers (the “Closing”) will take place on June 24, 2021, if on such date all of the conditions set forth in paragraph 11 have been satisfied or waived (the “Closing Date”).

2.Contract Issuance.

a.Timing. After the Commitment Agreement Date, each Insurer, Company and Independent Fiduciary shall each use [***] efforts to revise the applicable Contract to reflect such revisions that were mutually agreed to by the parties prior to the Commitment Agreement Date but not yet included in the terms set forth in the group annuity contract form (the “Specimen GAC Form”) attached hereto as Schedule 1, if any, and will use [***] efforts to negotiate any additional revisions to the applicable Contract and any revisions to the related forms of annuity certificates in accordance with paragraph 2.c., below. Each Insurer shall submit the applicable Contract for approval by the applicable state’s insurance commission no later than fourteen (14) days after such Insurer, Company and Independent Fiduciary have agreed to the final terms of the applicable Contract (or such later date agreed to by the parties). In the event that any such approval, to the extent required by
Commitment Agreement, dated June 17, 2021
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EXHIBIT 10.1

Execution Version
applicable law, is not granted, or if a Contract is disapproved by the applicable state’s insurance commission, the applicable Insurer, Independent Fiduciary and Company will cooperate in good faith to mutually agree on modifications to the applicable Contract to address the requests of the applicable state’s insurance commission, if any, and, to the extent possible, to preserve the provisions included in such Contract as revised in accordance with this paragraph 2. Each Insurer will use [***] efforts to obtain applicable regulatory approvals of customized annuity certificates prior to the annuity certificate mailing date set forth in paragraph 5.c., and shall submit the applicable forms of annuity certificates for approval by the applicable state(s)’s insurance commission, in the case of AANY, no later than fourteen (14) days after AANY, Company and Independent Fiduciary have agreed to the final terms of such certificates, and in the case of AAIA, no later than fourteen (14) days after AAIA receives regulatory approval of the AAIA Contract, provided that AAIA, Company and Independent Fiduciary have agreed to the final terms of such certificates.

b. Subject to each Insurer’s receipt of the applicable Closing Date Transfers, within five (5) Business Days after the Data Finalization Date (or such other date agreed to by the parties), and subject to approval by the applicable state insurance commission, AAIA and Company, in its role as Plan sponsor and Plan administrator, each shall execute the AAIA Contract, and AANY and Company, in its role as Plan sponsor and Plan administrator, each shall execute the AANY Contract. Each Insurer and Company will reflect in the applicable Contract, as needed, the Data Changes and premium adjustments described in paragraph 3.j., and such Insurer will reflect any agreed upon changes in the final annuity exhibits, which will be attached to and become part of the applicable Contract. The final annuity exhibits to the applicable Contract will be consistent with the payees on the Tab titled “Data” of the Base File, with such adjustments based on the Data Changes described in paragraph 3.j. Subject to each Insurer’s receipt of the applicable Closing Date Transfers in accordance with paragraph 3.a., each Insurer irrevocably commits to make payments to annuitants commencing on the Insurer Financial Payment Date in accordance with the Specifications (as defined in paragraph 2.c.) and, once issued, the applicable Contract. Each Insurer will make such payments even if the applicable Contract has not been issued by such Insurer as of the Insurer Financial Payment Date.

c. Terms. The terms of each Contract and related forms of annuity certificates shall be consistent with the Request for Annuity Pricing Proposal of Sonoco Products Company For the Sonoco Pension Plan for Inactive Participants dated [***], the Base File, the terms set forth in the Specimen GAC Form attached hereto as Schedule 1, with such modifications agreed on in accordance with paragraph 2.a. (together, the “Specifications”), the Insurers’ final proposal dated [***] and the Insurers’ final quotes dated [***].

3.Closing Premium.

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a.Premium Payment:

i.So long as the conditions to Closing set forth in paragraph 11 have been satisfied, the Independent Fiduciary will direct the Plan Trustee to pay AAIA, per the wire and asset transfer instructions to be delivered to the Company by the Insurers no later than one Business Day after the Commitment Agreement Date (the “Transfer Instructions”), $[***] (the “AAIA Premium Amount”) on the Closing Date by: (1) assigning, transferring, and delivering to AAIA, or instructing The Depository Trust Clearing Corporation to transfer to AAIA, by the Cut-Off Time, all rights, title and interests in and to each applicable Eligible Asset, and paying to AAIA an amount in Cash equal to the excess, if any, of the AAIA Premium Amount less the applicable Transferred Asset Valuation.
ii.So long as the conditions to Closing set forth in paragraph 11 have been satisfied, the Independent Fiduciary will direct the Plan Trustee to pay AANY, per the Transfer Instructions, $[***] (the “AANY Premium Amount”) on the Closing Date by: (1) assigning, transferring, and delivering to AANY, or instructing The Depository Trust Clearing Corporation to transfer to AANY, by the Cut-Off Time, all rights, title and interests in and to each applicable Eligible Asset, and (2) paying to AANY an amount in Cash equal to the excess, if any, of the AANY Premium Amount less the applicable Transferred Asset Valuation.
iii.In addition, so long as the conditions to Closing set forth in paragraph 11 have been satisfied, on the Closing Date, Independent Fiduciary will direct the Plan Trustee to pay or cause to be paid to each Insurer the applicable Interim Asset Cash Flows (such payment, together with the payment of the applicable Premium Amount, with respect to AAIA, the “AAIA Closing Date Transfers” and with respect to AANY, the “AANY Closing Date Transfers”, and together, the “Closing Date Transfers”). Each Insurer will deposit the applicable Closing Date Transfers into the separate account that supports the applicable Contract.
iv.If on or following the Closing Date, the Plan Trust, the Plan, or Company receives any payments with respect to any Transferred Asset, then to the extent any such payment (i) was not reflected in the applicable Transferred Asset Valuation used to determine the applicable Premium Amount or (ii) in the case of accrued interest on such Transferred Asset, was not made with respect to an accrual period that occurred after the Commitment Agreement Date, such payments will be retained by the Plan Trust or, if the Plan Trust is no longer in existence at the time of such payment, Company; otherwise, Independent Fiduciary will direct the Plan Trustee to promptly pay to such Insurer an amount in Cash equal to such payment. In all cases, Company, Independent Fiduciary and each Insurer will work in good faith to cause any misdirected payments to be made to the correct party.
v.[***]

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b.Schedule 2 Updates. On the second Business Day after the Commitment Agreement Date, the Insurers will deliver to Council an updated Schedule 2 that reflects the Transferred Asset Market Value of each Schedule 2 Asset by providing [***] with respect to each Schedule 2 Asset. If Council, an Insurer and Independent Fiduciary, despite using good faith efforts, cannot resolve any dispute with respect to any such information on or prior to the Closing Date, then such Insurer’s determination will control for purposes of the Closing Date Transfers, but Council or Independent Fiduciary may immediately commence an arbitration dispute pursuant to Schedule 8 with respect to any such information, and such Insurer’s determination shall be subject to retroactive adjustment based on the determination of such arbitration. On the Closing Date, the Insurers will, if needed, update Schedule 2 to reflect the removal of any asset that is not received by either Insurer prior to the Cut-Off Time. The Insurers will, if needed, further update Schedule 2 to reflect the removal of any asset that is determined to be an Ineligible Asset [***] and [***] is returned to the Plan Trust in accordance therewith.
c.Asset Portfolio Activity. On and as of the Business Day prior to the Closing Date, the Insurers will provide to Council asset portfolio activity information in the form of Schedule 3 [***] with respect to each Schedule 2 Asset and reflecting all Interim Asset Cash Flows. Prior to the Closing Date, Council will confirm to the Insurers in writing that such information is accurate and complete or will provide any additions, deletions, or corrections to such information. If Council and an Insurer have a dispute with respect to any such information and, despite using commercially good faith efforts, cannot resolve such dispute on or prior to the Business Day prior to the Closing Date, then such Insurer’s asset portfolio activity information will control for purposes of the applicable Closing Date Transfers, but Council or Independent Fiduciary may immediately commence an arbitration dispute pursuant to Schedule 8 with respect to any such information, and such Insurer’s asset portfolio activity shall be subject to retroactive adjustment based on the determination of such arbitration.
d.Ineligible Assets. By written notice to the other party on or before the fifth Business Day following the Closing Date, Council or an Insurer may identify as an Ineligible Asset any asset that was transferred to such Insurer as part of the applicable Closing Date Transfers, and such parties will work in good faith for seven (7) Business Days following the receipt of such notice to agree on which, if any, assets constituting part of the applicable Closing Date Transfers are Ineligible Assets. If the parties agree that an asset is an Ineligible Asset within such seven (7) Business Days following the receipt of such notice, then, on or before the date that is three (3) Business Days following such agreement, Independent Fiduciary will direct the Plan Trustee to promptly pay or cause to be paid to such Insurer an amount, in Cash, per the Transfer Instructions, equal to [***], and, simultaneously with receipt of such payment, such Insurer will return each such asset to the Plan Trust together with any Interim Asset Cash Flows associated with such asset.
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e.[***]. By written notice to the other party on or before the fifth Business Day following the Closing Date, Council or an Insurer may identify [***], and such parties will work in good faith for seven (7) Business Days following the receipt of such notice to agree [***]. If the parties agree that [***] within such seven (7) Business Days following the receipt of such notice, then, on or before the date that is three (3) Business Days following such agreement, the Independent Fiduciary will direct the Plan Trustee to promptly pay or cause to be paid to such Insurer an amount, in Cash, per the Transfer Instructions, equal to [***].

f.Interest Payments. Any payment made pursuant to paragraph 3.d., 3.e. or 3.j. will also include an amount, in Cash, equal to the interest on such payment calculated at an annual rate equal to [***], from the Closing Date through but excluding the date of such payment.

g.Additional Actions with Respect to Eligible Assets. Independent Fiduciary will direct the Plan Trustee to promptly give or cause to be given all notices that are required, under applicable law and the terms of each Eligible Asset, in connection with the sale, assignment, transfer, and delivery of the Eligible Assets on the Closing Date. Independent Fiduciary will direct the Plan Trustee to, and the Insurers will promptly, execute, deliver, record, file, or cause to be executed, delivered, recorded, or filed any and all releases, affidavits, waivers, notices, or other documents that Council or the Insurers may reasonably request in order to implement the transfer of the Eligible Assets to the Insurers. [***].

h.Risk of Loss on Transferred Assets; Gains on Transferred Assets. Each Insurer acknowledges and agrees that, if the applicable Closing Date Transfers occur, then, from and after the Commitment Agreement Date, such Insurer bears any and all risks associated with each applicable Transferred Asset.

i.Available Assets. Company will cause the Plan Trust to have sufficient Cash or other assets (whether by means of a Cash contribution or otherwise) to enable the Plan Trustee to pay all amounts that it is directed to pay to each Insurer by Independent Fiduciary pursuant to this Commitment Agreement.

j.Premium Adjustments. After the Commitment Agreement Date and [***], Company and each Insurer will cooperate in good faith to identify any data errors (“Data Changes”), including new lives, deaths prior to the Closing Date, deleted lives not related to death and changes in or adjustments to existing annuitant data including, but not limited to the following: date of birth, monthly benefit amount, gender, form of annuity, description of annuity, state of residence and qualified domestic relations orders. To the extent that the Data Changes [***] occurring prior to [***] fall within a [***]% pricing corridor (meaning that the resulting adjustment to [***] whether positive or negative, does not exceed an amount equal to [***]% of [***]), each Insurer will calculate the adjustment to the premium for each Data Change on a life-by-life basis, consistent with pricing assumptions and methodologies that are [***]. Any adjustment in excess of the [***]% corridor will be priced by [***]. On or [***], such Insurer will deliver to Company proposed annuity exhibits utilizing and
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consistent with the Base File and reflecting any Data Changes identified by the parties. The parties will work in good faith to resolve any discrepancies in the proposed annuity exhibits on or before [***]. On or before [***], such Insurer will deliver to Company for review (A) a calculation of the premium adjustment on a life-by-life basis and (B) the agreed upon annuity exhibits, which will reflect any changes agreed to by the parties; provided that such Insurer may exclude from the annuity exhibits any Payee for which such Insurer has not been provided each of the following: [***]. The parties will work in good faith to resolve any discrepancies in the proposed premium adjustment calculation on or before [***]. All premium adjustments will be paid within [***] following the Data Finalization Date (or such other date agreed to by the parties) as follows:

i.If a premium adjustment is a positive number, then Independent Fiduciary will direct the Plan Trustee to (or, if the Plan is not in existence as of such date, Company will) pay to the applicable Insurer an amount, in Cash, equal to such premium adjustment, plus interest calculated in accordance with paragraph 3.f. from the Closing Date through the date of payment, and such Insurer will deposit the Cash into the commingled separate account that supports the applicable Contract; or

ii.If a premium adjustment is a negative number, then the applicable Insurer will pay to the Plan Trust (or if the Plan Trust is not in existence as of such date, Company) an amount, in Cash, equal to the absolute value of such premium adjustment plus interest calculated in accordance with paragraph 3.f. from the Closing Date through the date of payment.

4.Public Announcements and Other Communications.

a.Press Releases. Insurers and Company (and if referenced in the release, Independent Fiduciary) shall cooperate in good faith to agree on any press release by Insurers, Company, or Independent Fiduciary regarding the annuity purchase and the transactions contemplated by this Commitment Agreement; provided, however, that no party shall issue a press release or otherwise publicly disclose the transactions described in this letter unless and until each other party, in its discretion, approves such disclosure in writing prior to such disclosure. Notwithstanding the foregoing and subject to subsection 4.c below, nothing contained in this paragraph 4.a. will prevent an Insurer from (i) [***] the applicable covered lives, contingent lives, alternate payees and beneficiaries[***]; or (ii) [***] the transactions contemplated by this Commitment Agreement so long as [***].

b.SEC Filings. If either Insurers or Company concludes that disclosure of this Commitment Agreement is required by the rules of the Securities and Exchange Commission (“SEC”), (1) Company and Insurers will cooperate in good faith to make an application by Company and/or Insurers, as applicable, with the SEC for confidential treatment of information relating to the pricing of the Contracts and such other information as Company and Insurers mutually conclude is competitively sensitive from the perspective of Company or Insurers or otherwise merits confidential treatment, (2) Company and/or Insurers, as applicable, will include the
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other party (or parties) in any material correspondence (written or oral) with the SEC regarding such application for confidential treatment, and (3) Company and Insurers will otherwise reasonably cooperate in connection with such application.

c.No Insurer Communications. [***] without Company’s prior written consent, (1) such Insurer will cause its employees not to initiate any contact or communication with any participant or beneficiary of the Plan in connection with any transactions other than those transactions contemplated by this Commitment Agreement, and (2) such Insurer will not, and will cause all of its affiliates not to, provide any of their respective insurance agents, wholesalers, retailers, or other representatives with any contact information of such participants and beneficiaries of the Plan obtained from Company or any of its representatives in connection with the transactions contemplated by this Commitment Agreement, except for those representatives of such Insurer or any of their respective affiliates who need to know such information for purposes of the transactions contemplated by this Commitment Agreement and agree to comply with the requirements of this Commitment Agreement. However, this paragraph 4.c. will not restrict employees of an Insurer from contacting any participant or beneficiary of the Plan in connection with, or to facilitate, such Insurer’s performance of its obligations under the applicable Contract, the annuity certificates or this Commitment Agreement. Until the [***] by an Insurer to an annuitant, other than as provided for in this Commitment Agreement, if any participant or beneficiary of the Plan contacts an employee of such Insurer, such Insurer and Company will cooperate to coordinate on a response to such participant or beneficiary.

5.Welcome Kit and Annuity Certificates.

a.Cooperation. Insurers, Company and Independent Fiduciary will cooperate in good faith to agree on communications to be provided to annuitants, including the Welcome Kit and the annuity certificates, subject to paragraphs 5.b. and 5.c.

b.Welcome Kit. On or before [***], each Insurer will mail a welcome kit to annuitants (each, a “Welcome Kit”). Each Insurer will send a preliminary draft of the applicable Welcome Kit to Company and Independent Fiduciary as soon as practicable, and such Insurer will consider in good faith any comments made by Company or Independent Fiduciary on or before ten (10) Business Days after they receive the preliminary draft of the applicable Welcome Kit from such Insurer.

c.Annuity Certificates. Each Insurer will use [***] efforts to obtain all regulatory approvals that are necessary for the issuance of any annuity certificate. Each Insurer will mail an annuity certificate to each applicable annuitant no later than the later of (i) sixty (60) days following the applicable Contract execution date and (ii) sixty (60) days after all required regulatory approvals of the applicable annuity certificates have been obtained (or such later date agreed to by the parties). To the extent that any regulator requires, or the applicable parties hereto otherwise agree on, changes to be made to the forms of annuity certificate or the related benefit terms after Company, the applicable Insurer, and Independent Fiduciary have agreed on the forms of annuity certificates to be filed and the related benefit terms, the mailing of
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an annuity certificate to each applicable annuitant shall be extended by the number of days elapsed since Company, the applicable Insurer, and Independent Fiduciary had first agreed on the form of such annuity certificate and the related benefit terms. Each annuity certificate will include statements informing an annuitant of (A) his or her right to obtain a copy of the applicable Contract, (B) how to obtain such copy of such Contract (redacted to exclude [***]), and (C) his or her right to enforce [***], provisions with respect to such annuitant’s annuity payments under such Contract, solely against the applicable Insurer and against no other person including the Plan, Company, or any affiliate thereof. The rights of an annuitant are not conditioned on the issuance of the annuity certificates, and any delay in issuing a certificate will not have any effect on the date as of which the annuitant has enforceable rights against the applicable Insurer.

6.Administration and Transfer.

a.Administrative Transition. Company will provide or cause to be provided to each Insurer the information needed by such Insurer to administer the payments under the applicable Contract and will complete or cause to be completed all processes set forth in Schedule 4. Company and each Insurer will use [***] efforts to take or cause to be taken all actions and do or cause to be done all things necessary to coordinate the takeover by such Insurer of all administration responsibilities necessary to effectively provide recordkeeping and administration services regarding payments under the applicable Contract commencing on the Insurer Financial Payment Date. Company will provide the Insurers with final census data in good order on or before the Closing Date in order for each Insurer to provide recordkeeping and administration services regarding payments to the applicable Payees under the applicable Contract commencing on the Insurer Financial Payment Date. Company agrees to cooperate with each Insurer in the takeover of such applicable recordkeeping and administration services, including ensuring that any third-party service provider provides such Insurer with any information or records relating to the Plan benefits and the applicable Payees in its possession. Company will make Plan representatives available to promptly address any questions the Insurers may have regarding the benefit provisions, including but not limited to forms of annuity, eligibility conditions, administrative practices and calculation methodology.

b.Call Center and Company Contact. From the date the applicable Welcome Kit is mailed, each Insurer will maintain, at its cost and expense, a toll-free phone number and website (each, a “Call Center”), which will be available for annuitants (or any other payee

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designated in the applicable Contract) to contact such Insurer with questions related to the applicable Contract and the applicable annuity certificates, including administration questions and data updates. Representatives of such Insurer at its customer service center will, from the Closing Date until such Insurer’s Call Center becomes available, respond to inquiries from annuitants (or any other payee designated in the applicable Contract) by providing a general description of the transfer of benefits and referring or transferring the caller to the current Plan administration customer line. Company will maintain for a period of one year following the Closing Date, at its cost and expense, a point of contact (the “Company Contact”) to which Insurers may refer annuitants who pose questions related to their previous Plan benefits. In the event that an annuitant contacts Company with questions related to a Contract and annuity certificates issued thereunder, Company may refer the caller to the applicable Call Center. In the event that an annuitant contacts an Insurer with questions related to the annuitant’s Plan benefits that are not within the responsibilities of Insurers, such Insurer may refer the caller to the Company Contact.

7.Insurers’ Representations and Warranties. Each Insurer hereby represents and warrants to Company and Independent Fiduciary as of the Commitment Agreement Date and (unless otherwise stated) as of the Closing Date, severally as to itself and not jointly, that:

a.Due Organization, Good Standing and Corporate Power. Such Insurer is a life insurance company, duly organized, validly existing and in good standing under the laws of the State of Iowa (in the case of AAIA) and the State of New York (in the case of AANY). Such Insurer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement, the transactions contemplated hereunder and the applicable Contract makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. Such Insurer has all requisite corporate power and legal authority to enter into and carry out its obligations under this Commitment Agreement and the applicable Contract and to consummate the transactions contemplated to be undertaken by such Insurer in this Commitment Agreement and the applicable Contract.

b.Compliance with Laws. [***] the business of insurance conducted by such Insurer has been and is being conducted in material compliance with applicable laws, and none of the licenses, permits or governmental approvals required for the continued conduct of the business of such Insurer as such business is currently being conducted will lapse, terminate, expire or otherwise be impaired as a result of the consummation of the transactions contemplated to be undertaken by such Insurer in this Commitment Agreement, except as, in either case, would not reasonably be
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expected to have, individually or in the aggregate, a material adverse effect on the ability of such Insurer to perform its obligations under this Commitment Agreement.

c.Relationship to the Plan. Such Insurer is not (1) a trustee of the Plan (other than a non-discretionary trustee who does not render investment advice with respect to any assets of the Plan), (2) an administrator of the Plan (within the meaning of ERISA § 3(16)(A) and Code § 414(g)) or (3) an employer of any employees covered by the Plan. Neither such Insurer nor any of such Insurer’s affiliates is a fiduciary of the Plan who either (1) has or exercises any discretionary authority or control with respect to the investment of Plan Assets that are or will be involved in the transactions contemplated by the Commitment Agreement or the applicable Contract or (2) renders investment advice (within the meaning of ERISA § 3(21)(A)(ii) or Code § 4975(e)(3)(B)) with respect to such assets. Schedule 5 sets forth a true and complete list of (I) such Insurer and such Insurer’s affiliates that are investment managers within the meaning of ERISA § 3(38)(B) and (II) without duplication of clause (I), such Insurer and such Insurer’s affiliates that are registered as investment advisers under the Investment Advisers Act of 1940; provided, however, that solely with respect to the representation and warranty as to Schedule 5 to be made by such Insurer on and as of the Closing Date, Insurers may update Schedule 5 through the Closing Date by providing a written update to Company so that the information included therein is current on and as of the Closing Date. Mercer Investments LLC is not an affiliate of either Insurer.

d.No Post-Closing Liability. Following the Closing, the Plan, Company and Independent Fiduciary and their respective affiliates and representatives will not have any liability to pay any annuity payment under the applicable Contract.

e.RBC Ratio. As of the Commitment Agreement Date, such Insurer’s most recent Projected RBC Ratio is [***] and to such Insurer’s knowledge no event (including a change to financial market metrics) has occurred between the date of such Insurer’s most recent Projected RBC Ratio and the Commitment Agreement Date that would be expected to cause such Insurer’s most recent Projected RBC Ratio to [***].

f.No Commissions. No commissions are or will be owed by such Insurer to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the applicable Contract for which any other party, or its respective affiliates or representatives, could be liable.

g.Enforceability; No Conflict. Such Insurer has received all necessary corporate approvals and no other action on the part of such Insurer is necessary to authorize the execution, delivery and performance of this Commitment Agreement and the applicable Contract, and the consummation of the transactions contemplated to be undertaken by such Insurer in this Commitment Agreement and the applicable Contract. This Commitment Agreement has been duly executed and delivered by such Insurer and is a valid and binding obligation of such Insurer and enforceable against such Insurer in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general
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equitable principles (“Enforceability Exceptions”). The execution, delivery, and performance of this Commitment Agreement and the applicable Contract by such Insurer, and the consummation by such Insurer of the transactions contemplated to be undertaken by such Insurer in this Commitment Agreement, do not (1) violate or conflict with any provision of its certificates or articles of incorporation, bylaws, code of regulations, or comparable governing documents, (2) except for the filings and approvals of state insurance governmental authorities in the applicable states listed on Schedule 6, violate or conflict with any law or order of any governmental authority applicable to such Insurer, (3) require any governmental or governmental agency approval other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the applicable states listed on Schedule 6 or (4) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which such Insurer is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on such Insurer’s ability to consummate the transactions and perform its obligations contemplated by this Commitment Agreement. No filing or approval is required to issue the annuity certificates in accordance with the applicable Contract, other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the applicable states listed on Schedule 6.

h.The Applicable Contract. The applicable Contract, when executed, will be duly executed and delivered by such Insurer and will be a valid and binding irrevocable obligation of such Insurer and enforceable against such Insurer by the contract-holder, and each annuitant, contingent annuitant, alternate payee and beneficiary thereunder in accordance with its terms, subject to the Enforceability Exceptions. No governmental approval is required for such Insurer to issue such Contract, other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the applicable states listed on Schedule 6. At all times, the right to a benefit and all other provisions under the applicable Contract, in accordance with such Contract’s terms, will be enforceable by the sole choice of the annuitant, contingent annuitant, alternate payee or beneficiary to whom the benefit is owed under such Contract, subject to the Enforceability Exceptions. Even if Company, as the contract-holder, ceases to exist, notifies such Insurer that it will cease to perform its obligations under the applicable Contract, or no longer has obligations under the applicable Contract, the applicable Contract will remain a valid and binding obligation of such Insurer, irrevocable and in full force and effect, and enforceable against such Insurer by each annuitant, contingent annuitant, alternate payee or beneficiary thereunder in accordance with its terms, subject to the Enforceability Exceptions.

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i.Accuracy of Information. To such Insurer’s knowledge (i) all material information provided by such Insurer to Company or Independent Fiduciary (other than any component incorporated into the calculation of the applicable Premium Amount or the applicable premium adjustment under paragraph 3.d. not calculated, determined or provided by such Insurer, including, as applicable, the census data information as described in the Specifications, and any information provided by such Insurer based on any such component) in connection with the transactions contemplated by this Commitment Agreement was, as of the date indicated on such information, true and correct in all material respects and (ii) no change has occurred since the date indicated on such information that such Insurer or any of its affiliates has not publicly disclosed or disclosed to the recipient of such information that would cause such information, taken as a whole, to be materially false or misleading.

j.Litigation. There is no action pending or, to such Insurer’s knowledge, threatened against such Insurer that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict such Insurer’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder; [***].

k.Sophisticated Investor. Such Insurer is a sophisticated investor with experience in the purchase of the assets of the type to be included in the Transferred Assets. Such Insurer has had access to such information as it deems necessary in order to make its decision to acquire the Transferred Assets from the Plan. Such Insurer acknowledges and agrees that neither Company, Independent Fiduciary, nor the Plan has given any investment advice or rendered any opinion to such Insurer as to whether the acquisition of the Transferred Assets is prudent.

8.Company Representations and Warranties. Company hereby represents and warrants to each Insurer and Independent Fiduciary as of the Commitment Agreement Date and (unless otherwise stated) as of the Closing Date that:

a.Due Organization, Good Standing and Corporate Power. Company is a corporation duly organized, validly existing and in good standing under the laws of South Carolina. Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the Contracts makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material.

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Company has all requisite corporate power and legal authority to enter into and carry out its obligations under this Commitment Agreement and each Contract and to consummate the transactions contemplated to be undertaken by Company in this Commitment Agreement and each Contract.

b.Accuracy of Information. To Company’s knowledge, (1) the mortality experience data file identified on Schedule 7 provided by or on behalf of Company and the Plan to Insurers did not contain any misstatements or omissions that were, in the aggregate, material, and (2) the data in respect of benefit amounts, forms of annuities, and census data for date of birth, date of death, state of residence, or gender, in each case, with respect to the annuitants or survivor annuitants that is furnished on behalf of Company and the Plan to Insurers was not generated using any materially incorrect systematic assumptions and did not contain any material omissions.

c.Compliance with ERISA. The Plan and Plan Trust are maintained under and are subject to ERISA and, to Company’s knowledge, are in compliance with ERISA in all material respects. To Company’s knowledge, no event has occurred that is reasonably likely to result in the Plan losing its status as qualified by the Code for preferential tax treatment under Code §§ 401(a) and 501(a). All amendments to the Plan necessary to effect the transactions contemplated by this Commitment Agreement and each Contract have been duly executed and, to the extent that they require authorization by Company, have been or will be by the Closing Date, duly authorized and made by Company.

d.[RESERVED]

e.Independent Fiduciary. Independent Fiduciary has been duly appointed as independent fiduciary of the Plan with respect to the purchase of one or more group annuity contracts to be the designated fiduciary responsible for (1) selecting one or more insurers to provide annuities in accordance and compliance with the ERISA Requirements, (2) determining whether the transactions contemplated by this Commitment Agreement and the Contracts satisfy the ERISA Requirements, (3) representing the interests of the Plan and all its participants, beneficiaries and alternate payees in connection with the negotiation and signing of a commitment agreement, such as this one, and, to the extent set forth in the engagement letter dated January 19, 2021, by and between Independent Fiduciary and the fiduciary of the Plan with authority to hire Independent Fiduciary (the “IF Engagement Letter”), negotiating the terms of any agreements with either Insurer, including the Contracts and the annuity certificates, (4) directing the Plan Trustee on behalf of the Plan to transfer the Closing Date Transfers in connection with the consummation of the transactions contemplated by this Commitment Agreement and any amounts required pursuant to paragraph 3 and (5) taking all other actions on behalf of the Plan necessary to effectuate the foregoing to the extent set forth in the IF Engagement Letter.

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f.Plan Trustee is Directed Trustee. The Plan Trustee has been duly appointed as the directed trustee of the trust formed under the Plan and is obligated to follow Independent Fiduciary’s directions to effectuate and consummate the transactions contemplated by this Commitment Agreement and the IF Engagement Letter.

g.No Commissions. No commissions are or will be owed by Company to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Contracts for which any other party, or its respective affiliates or representatives, could be liable.

h.Enforceability; No Conflict. Company has received all necessary corporate approvals and no other action on the part of Company is necessary to authorize the execution, delivery and performance of this Commitment Agreement and the Contracts, and the consummation of the transactions contemplated to be undertaken by Company in this Commitment Agreement and the Contracts. This Commitment Agreement and each Contract have been or will be duly executed and delivered by Company and is each (or when executed will be) a valid and binding obligation of Company and enforceable against Company in accordance with its terms, subject to the Enforceability Exceptions. The execution, delivery and performance of this Commitment Agreement and each Contract by Company, and the consummation by Company of the transactions contemplated to be undertaken by Company in this Commitment Agreement do not (1) violate or conflict with any provision of the Plan and any documents and instruments governing the Plan as contemplated under ERISA § 404(a)(1)(D) (the “Plan Governing Documents”), the certificates or articles of incorporation, bylaws, code of regulations, or the comparable governing documents of Company, (2) violate or conflict with any law or order of any governmental authority applicable to Company or the Plan Governing Documents, (3) require any governmental or governmental agency approval other than governmental approval that has already been received or (4) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which Company is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on Company’s ability to consummate the transactions or perform its obligations contemplated by this Commitment Agreement and each Contract.

i.Litigation. There is no action pending or, to Company’s knowledge, threatened against Company or the Plan that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict such party’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder; [***].

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9.Council Representations and Warranties. Council hereby represents and warrants to Insurers and Independent Fiduciary as of the Commitment Agreement Date and as of the Closing Date that neither Insurer nor any of Insurers’ affiliates is a fiduciary of the Plan who either (A) has or exercises any discretionary authority or control with respect to the investment of Plan Assets that are or will be involved in the transactions contemplated by the Commitment Agreement or the Contracts or (B) renders investment advice (within the meaning of ERISA § 3(21)(A)(ii) or Code § 4975(e)(3)(B)) with respect to such assets. There are no commingled investment vehicles that hold Plan Assets, the units of which are or will be Plan assets involved in the transactions contemplated by this Commitment Agreement or the Contracts. No assets of the Plan that are or will be involved in the transactions contemplated by this Commitment Agreement or the Contracts are or will be managed by any investment manager listed on Schedule 5, and no investment advisor listed on Schedule 5 renders or will render investment advice (within the meaning of ERISA § 3(21)(A)(ii)) with respect to those assets. The Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement or the Contracts will, immediately prior to the Commitment Agreement Date, be exclusively managed by Mercer Investments LLC. Mercer Investments LLC has not engaged and will not engage any sub-managers or advisors with respect to its management of the Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement or the Contracts. Investment advice (within the meaning of ERISA § 3(21)(A)(ii)) with respect to the Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement or the Contracts is and will be exclusively rendered by Mercer Investments LLC.

10.Independent Fiduciary Representations and Warranties. Independent Fiduciary hereby represents and warrants to the Insurers and Company as of the Commitment Agreement Date and (unless otherwise stated herein) as of the Closing Date that:

a.Due Organization, Good Standing, and Corporate Power. Independent Fiduciary is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Independent Fiduciary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in this Commitment Agreement and the transactions contemplated hereunder makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. Independent Fiduciary has all requisite corporate power and legal authority to enter into and carry out its obligations under this Commitment Agreement and to consummate the transactions contemplated to be undertaken by Independent Fiduciary in this Commitment Agreement.

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b.Independent Fiduciary Compliance with ERISA.

i.Independent Fiduciary meets the requirements of, and in the transactions contemplated by this Commitment Agreement is acting as, an “investment manager” under ERISA § 3(38), and further constitutes a “qualified professional asset manager” under the U.S. Department of Labor Prohibited Transaction Class Exemption 84-14 solely with respect to the transfer of assets to each Insurer in connection with the transactions contemplated by this Commitment Agreement and each Contract (but not the selection of such assets or the management of such assets prior to the transfer).

ii.Independent Fiduciary has accepted, and has not rescinded or terminated, its designation as the designated fiduciary of the Plan with authority to select one or more insurers to issue one or more group annuity contracts in the IF Engagement Letter (a true and correct copy of which has been provided to the Insurers, except that the fees to be paid to the Independent Fiduciary and indemnification provisions have been redacted), and the Independent Fiduciary reaffirms its fiduciary status with respect to the Plan as set forth in the IF Engagement Letter.

iii.The Independent Fiduciary is fully qualified and has the requisite expertise together with its reliance on its consultant, Aon Consulting, Inc., and its counsel, K&L Gates LLP, to serve as an independent fiduciary in connection with the transactions contemplated by this Commitment Agreement.

c.ERISA Determinations.

i.Independent Fiduciary has selected Insurers to each issue the applicable Contract as set forth in this Commitment Agreement. As of (x) the Commitment Agreement Date and (y) the Closing Date, so long as an Independent Fiduciary MAC has not occurred between the Commitment Agreement Date and the Closing Date that is still continuing on the Closing Date: such selection, the transactions contemplated by this Commitment Agreement, the Plan’s use of assets for the purchase of each Contract as contemplated by this Commitment Agreement, and each Contract (including its terms) all satisfy the ERISA Requirements. Independent Fiduciary has delivered a certification confirming the specific information set forth in the IF Engagement Letter, executed by a duly authorized officer of Independent Fiduciary, to the Plan’s fiduciary that retained the Independent Fiduciary.

ii.The transactions contemplated by this Commitment Agreement and the purchase of each Contract do not result in a Non-Exempt Prohibited Transaction, provided that the representations in paragraph 7.c. and 9. are true and correct in all material respects as of the Closing Date.
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iii.The Plan Trust (1) will receive no less than “adequate consideration” for the Transferred Assets and (2) will pay no more than “adequate consideration” for each Contract, in each case within the meaning of “adequate consideration” under ERISA § 408(b)(17)(B) and Code § 4975(f)(10).

d.No Commissions. No commissions are or will be owed by Independent Fiduciary to any individual or entity in connection with the transactions contemplated by this Commitment Agreement and the Contracts for which any other party, or its respective affiliates or representatives, could be liable.

e.Enforceability; No Conflict. This Commitment Agreement is duly executed and delivered by Independent Fiduciary and is a valid and binding obligation of Independent Fiduciary and enforceable against Independent Fiduciary in accordance with its terms. The execution, delivery, and performance of this Commitment Agreement by Independent Fiduciary, and the consummation by Independent Fiduciary of the transactions contemplated to be undertaken by Independent Fiduciary in this Commitment Agreement, do not (1) violate or conflict with the certificates or articles of incorporation, bylaws, code of regulations, or comparable governing documents of Independent Fiduciary, (2) violate or conflict with any law or order of any governmental authority applicable to Independent Fiduciary, (3) require any governmental approval, (4) violate or conflict with any law or order of any governmental authority applicable to any provision of the Plan Governing Documents or (5) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which the Independent Fiduciary is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on the Independent Fiduciary’s ability to consummate the transactions and perform its obligations contemplated by this Commitment Agreement.

f.Litigation. There is no action pending or, to Independent Fiduciary’s knowledge, threatened against Independent Fiduciary that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict Independent Fiduciary’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder[***].

Commitment Agreement, dated June 17, 2021
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11.Conditions to Closing. The parties’ obligations to consummate the transactions contemplated by this Commitment Agreement in connection with the Closing, including Independent Fiduciary’s obligation to direct the Plan Trustee to consummate the transactions contemplated by this Commitment Agreement, are subject to the conditions that:

[***]

Prior to delivery of the Closing Date Transfers, the Independent Fiduciary will notify the Company and Council of: (i) any closing condition in paragraph 11.a. that is not satisfied as of the Closing Date, and (ii) to the extent it is aware, any closing condition in paragraph 11.b. and paragraph 11.c. that is not satisfied as of the Closing Date. To the extent that the closing conditions of paragraph 11.b. and/or paragraph 11.c. are not satisfied as of the Closing Date [***], the conditions set forth in this paragraph 11.b. and 11.c. shall be deemed to have been waived following the delivery of the Closing Date Transfers; provided, however, the requirements of paragraph 11.a. shall never be waived; provided further that the foregoing [***].

12.Miscellaneous.

a.The parties each hereby acknowledge that they jointly and equally participated in the drafting of this Commitment Agreement and all other agreements it contemplates, and no presumption will be made that any provision of this Commitment Agreement will be construed against any party by reason of such role in the drafting of this Commitment Agreement or any other agreement contemplated hereby. No amendment of any of the provisions hereof shall be effective unless set forth in writing and signed by each party hereto. The Schedules to this Commitment Agreement are incorporated by reference and made a part of this Commitment Agreement as if set forth fully in this Commitment Agreement, which constitutes the sole and entire agreement of the parties to this Commitment Agreement with respect to the subject matter contained herein. Except as expressly provided for in paragraph 11 above, no waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party or parties so waiving. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Commitment Agreement shall operate or be construed as a waiver thereof.
b.This Commitment Agreement will be governed by, construed and interpreted in accordance with the laws of the State of [***], excluding those provisions relating to conflicts of laws. Any legal suit, action, matter or proceeding arising out of or in connection with this Commitment Agreement must be instituted in [***], and each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of [***] in respect of all such matters. The parties agree that irreparable damage may occur if any of the provisions of this Commitment Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party will be entitled to seek an injunction or injunctions to prevent breaches of this
Commitment Agreement, dated June 17, 2021
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Commitment Agreement by the breaching party and to enforce specifically the terms and provisions of this Commitment Agreement, in addition to any other remedy to which such party is entitled by law or in equity. To the fullest extent permitted by law, none of the parties will be liable to any other party for any punitive or exemplary damages of any nature in respect of matters arising out of this Commitment Agreement.
c.Each Insurer will comply, and will ensure that all of its affiliates, agents and subcontractors comply, with all applicable laws and regulations governing the confidential information of all annuitants, contingent annuitants, alternate payees and beneficiaries, including those laws relating to privacy, data security and protection and the safeguarding of such information, and its maintenance, disclosure and use. Such Insurer will maintain administrative, technical and physical safeguards to protect the privacy and security of the confidential information related to annuitants, contingent annuitants, alternate payees and beneficiaries. Such Insurer will comply in all material respects with any internal written policies relating to the confidential information of any annuitant, contingent annuitant, alternate payees or beneficiary as in effect from time to time. Such Insurer acknowledges that it is solely responsible from and after the Commitment Agreement Date for any Data Breach. For purposes of this paragraph 12.c., “Data Breach” means any act or omission by such Insurer or its agents, subcontractors or service providers (“Authorized Persons”) that compromises either the security, confidentiality or integrity of any data related to annuitants, contingent annuitants, alternate payees or beneficiaries in its custody or under its control or the physical, technical, administrative or organizational safeguards put in place by such Insurer (or any Authorized Persons) that relate to the protection of the security, confidentiality or integrity of any personally identifying information of any annuitant, contingent annuitant, alternate payee or beneficiary that is in its custody or under its control.
d.From and after the Closing Date, each Insurer will indemnify, defend and hold Company, the Plan, the Plan Trust, Independent Fiduciary, and their respective affiliates, officers, directors, stockholders, employees, plan fiduciaries, agents, consultants and other representatives (each, a “Company Indemnified Party”) harmless from and against any and all losses, claims and other liabilities (in each case, including reasonable out-of-pocket expenses and reasonable fees and expenses of counsel) to the extent arising out of or relating to any alleged or actual failure by such Insurer to perform its obligations under or comply with this Commitment Agreement and the applicable Contract, including to make, or cause to be made, any payments required to be made to an annuitant, contingent annuitant, alternate payee or beneficiary pursuant to this Commitment Agreement or the applicable Contract.
e.Neither Insurer nor Company, Council, nor Independent Fiduciary will assign or transfer this Commitment Agreement or any of its rights or obligations hereunder without the prior written consent of each other party hereto, which consent shall not be unreasonably withheld. Any assignment or transfer by any party hereto in violation of this paragraph 12.e. will be null and void from the outset, without any
Commitment Agreement, dated June 17, 2021
CONFIDENTIAL

effect whatsoever.
f.This Commitment Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

13.Definitions. For purposes of this Commitment Agreement, the following defined terms will have the following meanings:

a.“Base File” means the data file titled “[***]”, provided on behalf of the Company to the Insurers via [***].
b.“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York are authorized or required by law to close.
c.“Cash” means a wire transfer, through the Federal Reserve System, of currency of the United States of America.
d.“Code” means the Internal Revenue Code of 1986 and the applicable Treasury Regulations and other official guidance issued thereunder, as amended from time to time.
e.“Cut-Off Time” means [***] eastern time on the Closing Date.
f.“Data Finalization Date” means [***], or such other date agreed to by the parties.
g.“Eligible Asset” means, with respect to either Insurer, a Schedule 2 Asset (i) that [***], (ii) to which Plan Trust has valid title, free and clear of all Liens, other than Permitted Liens on the Closing Date at the time of transfer, and (iii) to which the Insurers have designated in writing to the Company [***].
h.“ERISA” means Employee Retirement Income Security Act of 1974, as amended, and any federal agency regulations and other official guidance promulgated thereunder that are currently in effect and applicable.
i.“ERISA Requirements” mean all of the applicable requirements of ERISA and applicable guidance promulgated thereunder, including Interpretive Bulletin 95-1.
j.“Fair Market Value” means the fair market value as of the applicable date for a Schedule 2 Asset as in an amount equal to the fair market value as of such date for such Schedule 2 Asset as indicated (i) by the primary pricing source set forth in the table below that corresponds to the applicable asset class of such Schedule 2 Asset, (ii) if such primary pricing source is not available or no fair market value is indicated by such primary pricing source for such Schedule 2 Asset, by the secondary pricing source set forth in the table below that corresponds to the applicable asset class of such Schedule 2 Asset, or (iii) if neither such primary nor secondary pricing source is available or no fair market value is indicated by either such source for such Schedule 2 Asset, Council, Independent Fiduciary, and Insurers will discuss the appropriate
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pricing source for such Schedule 2 Asset. For any applicable pricing source, the [***] will be used.

Asset Class	Primary Pricing Source	Secondary Pricing Source	Tertiary Pricing Source
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

k.[***]
l.“Ineligible Asset” means a Schedule 2 Asset that is not an Eligible Asset.
m.[***]

n.“Insurer Financial Payment Date” means [***].
o.“Interim Asset Cash Flows” means, with respect to the Transferred Assets, the aggregate amount paid by the issuer of each asset to the record owner as of any day during the period from and including the Commitment Agreement Date and to but excluding the date that the Closing Date Transfers occur, (i) with respect to any coupon, plus (ii) with respect to cash flows received on such assets, including but not limited to principal payments, principal redemptions and tender offers but not including coupons described in clause (i). Interim Asset Cash Flows will not include any payments made with respect to any Transferred Asset that were due prior to the Commitment Agreement Date and any other cash flows not principal- or interest-related (such as class action payment receipt and litigation payment) relevant to events occurring prior to the Commitment Agreement Date. For purposes of paragraph 3.c., which relates to “Schedule 2 Assets” instead of “Transferred Assets,” the reference in this definition to “Transferred Assets” shall instead refer to “Schedule 2 Assets.” For purposes of paragraph 3.d, which relates to “Ineligible Assets” instead of “Transferred Assets,” the reference in this definition to “Transferred Assets” shall instead refer to “Ineligible Assets.”
p.“Lien” means any lien, mortgage, security interest, pledge, deposit, encumbrance, restrictive covenant or other similar restriction.
q.“Mid Price” means, for any applicable pricing source set forth in the definition of Fair Market Value, the mid price as provided by the pricing source.
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r.“Non-Exempt Prohibited Transaction” means a transaction prohibited by ERISA § 406 or Code § 4975, for which no statutory exemption or U.S. Department of Labor class exemption is available.
s.“Payee” means, with respect to either Contract, any payee under such Contract, including annuitants, contingent annuitants, alternate payees and beneficiaries, as applicable.
t.“Permitted Liens” means:
i.any Liens created by operation of law in respect of restrictions on transfer of securities (other than restrictions relating to the transfer of a Transferred Asset on the Closing Date in violation of applicable law); or
ii.with respect to any Transferred Asset, any transfer restrictions or other limitations on assignment, transfer or the alienability of rights under any indenture, debenture or other similar governing agreement to which such assets are subject (other than restrictions relating to the transfer of such an asset on the Closing Date in violation of any such restriction).
u.“Plan Asset” means an asset of the Plan within the meaning of ERISA.
v.“Plan Trust” means the Sonoco Master Trust.
w.“Plan Trustee” means The Bank of New York Mellon, or, as applicable, any trustee or custodian with control over the Eligible Assets to be transferred as part of the Closing Date Transfers.
x.“Premium Amount” means, with respect to AAIA, the AAIA Premium Amount and, with respect to AANY, the AANY Premium Amount.
y.“Projected RBC Ratio” means, with respect to an Insurer and as of the day of determination, the projection of such Insurer’s RBC Ratio as of [***].
z.“RBC Ratio” means, with respect to an Insurer, the company action level risk-based capital ratio of such Insurer, which will be calculated in a manner consistent with the requirements and methodologies prescribed under Iowa law (with respect to AAIA) or New York law (with respect to AANY), as applied by such Insurer in the ordinary course of its business, consistent with its historic practices.

aa. “Schedule 2 Asset” means each asset listed from time to time on Schedule 2[***].

bb. “Transferred Asset” means each Eligible Asset transferred to and received by an Insurer by the Cut-Off Time on the Closing Date. Until valid title to an Eligible Asset has transferred to an Insurer, such asset is not a Transferred Asset.
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cc. “Transferred Asset Market Value” means (i) the close-of-market Fair Market Value of a Transferred Asset as of the close of business on the Business Day prior to the Commitment Agreement Date, plus (ii) accrued interest on such Transferred Asset as of the close of business on the Business Day prior to the Commitment Agreement Date. [***]

dd. “Transferred Asset Valuation” means, with respect to any Insurer, the sum of the Transferred Asset Market Value for each applicable Transferred Asset.

[signature page follows]

Commitment Agreement, dated June 17, 2021
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IN WITNESS WHEREOF, Company, Council, each Insurer, and Independent Fiduciary have executed this Commitment Agreement as of the date first written above.

SONOCO PRODUCTS COMPANY, acting solely in its settlor capacity as plan sponsor of the Plan	ATHENE ANNUITY AND LIFE COMPANY
By: /s/ W. Patrick Youngblood ___________________________________	By: /s/ Sean Brennan ___________________________________
Print Name: W. Patrick Youngblood ___________________________________	Print Name: Sean Brennan
Title: Assistant Treasurer ___________________________________	Title: EVP, Pension Risk Transfer and Flow Reinsurance ___________________________________

STATE STREET GLOBAL ADVISORS TRUST COMPANY, acting on behalf of the Plan and solely in its capacity as Independent Fiduciary of the Plan	ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK
By: /s/ Denise Sisk ___________________________________	By: /s/ Manic Lefebvre ___________________________________
Print Name: Denise Sisk ___________________________________	Print Name: Manic Lefebvre
Title: Managing Director ___________________________________	Title: VP, Pension Risk Transfer ___________________________________

SONOCO INVESTMENT COUNCIL, acting solely for the limited purposes described herein
By: /s/ W. Patrick Youngblood ___________________________________
Print Name: W. Patrick Youngblood ___________________________________
Title: Assistant Treasurer ___________________________________

Commitment Agreement Signature Page, dated June 17, 2021
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Schedule 1 to Commitment Agreement
SPECIMEN GAC FORM
[***]

Schedule 2 to Commitment Agreement
LIST OF SCHEDULE 2 ASSETS
[***]

Schedule 3 to Commitment Agreement
INTERIM ASSET CASH FLOWS
[***]

Schedule 4 to Commitment Agreement
ADMINISTRATIVE TRANSITION
[***]

Schedule 5 to Commitment Agreement
INVESTMENT MANAGERS AND INVESTMENT ADVISERS
[***]

Schedule 6 to Commitment Agreement
STATE INSURANCE GOVERNMENTAL AUTHORITIES
[***]

Schedule 7 to Commitment Agreement
HISTORICAL MORTALITY DATA
[***]

Schedule 8 to Commitment Agreement
ARBITRATION DISPUTE RESOLUTION
[***]

Schedule 9 to Commitment Agreement
INSURER DISCLOSURE
[***]